UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2011 (April 14, 2011) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	1-14007 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 14, 2011, the Board of Directors (“Board”) of Sonic Foundry, Inc. (the “Company”) appointed Michael Janowiak to serve as a member of the Company’s Board of Directors.  The appointment of Mr. Janowiak filled a vacancy on the Board that was created by a decrease in the number of current directors, as discussed in the Company’s Form 8-K dated April 4, 2011.  The Board intends for Mr. Janowiak to serve as an additional independent director for the Company, increasing the total number of independent directors so that the Company can regain compliance with the majority independent board requirements set forth in Nasdaq Listing Rule 5605(6)(1).  Mr. Janowiak will serve as a director for a term expiring in the year 2012.

Mr. Janowiak is a Principal at Pinnacle Investments, a boutique private equity and financial consulting group.  Mr. Janowiak has 26 years of experience in the information industry, with focus on education, training, research publications, and trade conferences for professionals in the communications and semiconductor sectors.  Mr. Janowiak was President of the International Engineering Consortium (IEC)’s online learning and publishing group, where in concert with academia and companies such as Microsoft he led product development at the cutting edge of online training and education.  Mr. Janowiak was a co-founder and Principal of Professional Education International (PEI) – a group that led conference planning and market research for IEC all over the world, including USA, Canada, England, France, Brazil, Germany, Korea, Japan, and China. Mr. Janowiak founded the publishing, research report, and online learning divisions of IEC, which grew from inception to major stand-alone revenue generating entities within the larger business.  Mr. Janowiak served on the Board of Directors of Mercury Air Group from September 2002 until September 2005, the Advisory Board of the Midtown Foundation since January 2001, as Industry Advisor to the Illinois Institute of Technology since January 1999, as the Subsidiary Director of CIB Marine Bancshares since November 2001, as member of Liquio Corporation since August 2002, and as member of the Advisory Board of Idynta Systems since December 2001.  Mr. Janowiak also was co-founder and president of HRDRive, Inc., which is the North American subsidiary of SMR technologies, a publicly traded, human resources software company based in Kuala Lampur, Malaysia and Chennai, India.  There was no arrangement or understanding between Mr. Janowiak, on the one hand, and any other person, on the other hand, pursuant to which Mr. Janowiak was selected as director.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued on April 20, 2011 by Sonic Foundry, Inc.

EXHIBIT LIST

NUMBER	DESCRIPTION

99.1	Press release issued on April 20, 2011 by Sonic Foundry, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

April 20, 2011	By:	/s/ Gary Weis
Gary Weis
Chief Executive Officer